Exhibit 99.2

Financial Statements and
Report of Independent Certified Public Accountants
Avivo Corporation dba Atomz
December 31, 2004 and 2003

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Avivo Corporation

We have audited the accompanying balance sheets of Avivo Corporation dba Atomz (a California corporation) as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avivo Corporation as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with the accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as an on going concern. As discussed in Note B to the financial statements, for the years ended December 31, 2004 and 2003, the Company incurred a net loss of $1,193,609 and $2,104,565 respectively, and has an accumulated deficit of $21,748,225 as of December 31, 2004. Continued losses are projected for at least the next 12 months. These factors, among others, raise substantial doubt about the Company’s ability to continue as an on going concern. Management’s plans concerning these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Grant Thornton LLP

San Jose, California
February 26, 2005

Avivo Corporation dba Atomz

BALANCE SHEETS

December 31,

	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,382,900	$1,058,001
Accounts receivable, net of allowance for doubtful accounts of $27,520 in 2004 and 2003	1,292,532	502,224
Prepaids and other current assets	76,180	61,197

Total current assets	2,751,612	1,621,422

PROPERTY AND EQUIPMENT, NET	311,897	366,598
OTHER ASSETS	92,921	92,921

	$3,156,430	$2,080,941

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$283,050	$107,383
Notes payable - related party	285,524	—
Capital lease obligations	61,153	18,579
Accrued salaries and related taxes	394,995	203,929
Deferred revenue	3,695,129	2,082,622

Total current liabilities	4,719,851	2,412,513

LONG-TERM OBLIGATIONS	—	118,501
Notes payable - related party	—	118,501
Capital lease obligations	81,285	20,036

Total long-term obligations	81,285	138,537

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock, 8% non-cumulative convertible Series A, no par value, 1,100,000 shares authorized, issued and outstanding 1,008,334 shares in 2004 and 2003	4,000,000	4,000,000
Preferred stock, 8% non-cumulative convertible Series B, no par value, 2,200,000 shares authorized, issued and outstanding 1,935,269 in 2004 and 2003	14,981,229	14,981,229
Preferred stock, 8% non-cumulative convertible Series C, no par value, 2,200,000 shares authorized, issued and outstanding 2,017,210 in 2004 and 2003	961,843	961,843
Common stock, no par value, 36,000,000 shares authorized, issued and outstanding 6,662,535 shares in 2004 and 6,626,823 shares in 2003	180,990	175,009
Notes receivable from stockholders	(20,543)	(33,574)
Accumulated deficit	(21,748,225)	(20,554,616)

Total stockholders’ equity (deficiency)	(1,644,706)	(470,109)

	$3,156,430	$2,080,941

The accompanying notes are an integral part of these financial statements.

The accompanying notes are an integral part of these financial statements.

Avivo Corporation dba Atomz

STATEMENTS OF OPERATIONS

For the years ended December 31,

	2004	2003
Revenue
Service revenue	$5,650,781	$4,218,130
Advertising revenue	704,386	—

Total Revenue	6,355,167	4,218,130

Cost of sales	943,236	627,911

Gross profit	5,411,931	3,590,219

Operating expenses
General and administrative	2,845,287	2,410,575
Sales and marketing	2,464,936	1,879,521
Research and development	1,301,235	1,416,529

Total operating expenses	6,611,458	5,706,625

Loss from operations	(1,199,527)	(2,116,406)

Interest income	6,738	12,641

Net loss before taxes	(1,192,789)	(2,103,765)

Income taxes	820	800

NET LOSS	$(1,193,609)	$(2,104,565)

The accompanying notes are an integral part of these financial statements.

The accompanying notes are an integral part of these financial statements.

Avivo Corporation dba Atomz

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

For the years ended December 31, 2004 and 2003

				Notes
				Receivable
	Preferred	Common Stock		from	Accumulated
	Stock	Shares	Amount	Stockholders	Deficit	Total
Balance at January 1, 2003	$18,981,229	6,626,726	$174,983	$(38,430)	$(18,450,051)	$667,731

Repurchase of common stock	—	(5,250)	(1,400)	—	—	(1,400)

Issuance of common stock	—	5,347	1,426	—	—	1,426

Collections on notes receivable	—	—	—	4,856	—	4,856

Issuance of preferred stock	961,843	—	—	—	—	961,843

Net loss	—	—	—	—	(2,104,565)	(2,104,565)

Balance at December 31, 2003	19,943,072	6,626,823	175,009	(33,574)	(20,554,616)	(470,109)

Issuance of common stock	—	35,712	5,981	—	—	5,981

Collections on notes receivable	—	—	—	13,031	—	13,031

Net loss	—	—	—	—	(1,193,609)	(1,193,609)

Balance at December 31, 2004	$19,943,072	6,662,535	$180,990	$(20,543)	$(21,748,225)	$(1,644,706)

The accompanying notes are an integral part of these financial statements.

The accompanying notes are an integral part of these financial statements.

Avivo Corporation dba Atomz

STATEMENTS OF CASH FLOWS

For the years ended December 31,

	2004	2003
Increase (decrease) in cash and cash equivalents
Cash flows from operating activities
Net loss	$(1,193,609)	$(2,104,565)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	254,659	335,572
Issuance of note payable for salary	167,023	—
Loss on disposal of property and equipment	4,160	13,783
Changes in assets and liabilities:
Accounts receivable	(790,308)	146,796
Prepaids and other assets	(14,983)	(10,365)
Accounts payable and accrued liabilities	175,667	(103,538)
Accrued salaries and related taxes	191,066	37,533
Deferred revenue	1,612,507	571,787

Net cash provided by (used in) operating activities	406,182	(1,112,997)

Cash flows from investing activities
Purchase of property and equipment	(76,524)	(61,995)

Net cash used in investing activities	(76,524)	(61,995)

Cash flows from financing activities
Cash flows from financing activities
Issuance of common stock	5,981	1,426
Repurchase of common stock	—	(1,400)
Issuance of preferred stock, net	—	961,843
Payments on capital lease	(23,771)	—
Payments on notes receivable from stockholders	13,031	4,856
Payments on notes payable related party	—	(111,901)

Net cash provided by (used in) financing activities	(4,759)	854,824

Net decrease in cash and cash equivalents	324,899	(320,168)

Cash and cash equivalents at beginning of period	1,058,001	1,378,169

Cash and cash equivalents at end of period	$1,382,900	$1,058,001

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$800	$1,600

The accompanying notes are an integral part of these financial statements.

The accompanying notes are an integral part of these financial statements.

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS

December 31, 2004 and 2003

NOTE A — ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Avivo Corporation dba Atomz, (the “Company”), is an application service provider that provides services that help Web developers, designers, and engineers to build better Web sites.

A summary of the Company’s significant accounting policies applied in the preparation of the accompanying financial statements follows.

Revenue Recognition

Payments for service revenues are typically received upfront and are initially recorded as deferred revenues. Service revenues are then recognized ratably over the related subscription term, in the month in which the services are performed. Revenues from professional services are recognized in the period in which the services are performed. Advertising revenues are recognized in the period earned.

Cash Equivalents

The Company considers all certificates of deposit and highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Credit is extended based on evaluation of a customers’ financial condition and, generally, collateral is not required. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Property and Equipment

Property and equipment are carried at cost. Depreciation is computed using the straight-line method over estimated useful lives of 3 years for computer equipment and software, 2 years for computer laptops, 3 years for computer servers, 5 years for furniture and office equipment, and life of the lease for leasehold improvements.

Software Development Costs

Software development costs are expensed as incurred, since the time period between the establishment of technological feasibility and software release is minimal. The costs associated with the planning and design phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as research and development and expensed as incurred.

Advertising Costs

The cost of advertising, promotion, and marketing programs is charged to operations in the year incurred and is included as operating expenses in the accompanying statements of operations. Advertising costs aggregated approximately $432,247 and $424,308 during the years ended December 31, 2004 and 2003, respectively.

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004 and 2003

NOTE A — ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Income taxes are accounted for using the asset and liability approach for financial reporting. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amount and the tax basis of assets and liabilities and net operating loss and tax credit carry forwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board (“APB”) No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. No stock-based employee compensation cost is reflected in net loss, as all options granted under the plan had an exercise price equal to the fair value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

The fair value of option grants has been determined using the Black-Scholes option pricing model with the following weighted average assumptions: expected life of 10 years; interest rate of 4.0%, volatility of 0% and no dividend yield. The weighted average fair value of options granted to employees was $.08 for 2004 and 2003.

The following table depicts the pro-forma results of operations had compensation expense for employee options been determined based on the fair value at the grant dates, as prescribed in SFAS No. 123.

	2004	2003
Net loss - as reported	$(1,193,609)	$(2,104,565)
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards	36,287	8,995

Pro forma net loss	$(1,229,896)	$(2,113,560)

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses during the reported period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the prior year financial statements have been reclassified to conform to current year presentation.

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004 and 2003

NOTE B — GOING CONCERN

The accompanying financial statements contemplate continuation of the Company as a going concern. However, recurring losses from operations, cash used in operations for the year ended December 31, 2003, and accumulated deficits of $21,748,225 and $20,554,616 as of December 31, 2004 and 2003, respectively, raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a portion of the recorded asset amounts shown in the accompanying financial statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to succeed in its future operations and to meet its financing requirements on a continuing basis. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. See Note M.

NOTE C — CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured cash held at these financial institutions totaled approximately $1,128,900 and $958,000 at December 31, 2004 and 2003, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

NOTE D — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	2004	2003
Computer equipment	$1,023,966	$848,234
Furniture and fixtures	263,146	263,146
Leasehold improvements	195,975	195,974
Software	121,115	121,115

	1,604,202	1,428,469
Less accumulated depreciation and amortization	(1,292,305)	(1,061,871)

	$311,897	$366,598

NOTE E — INCOME TAXES

No provision for income taxes, for the periods ended December 31, 2004 and 2003, has been provided for, other than State minimum taxes, due to the operating losses.

Deferred tax assets approximated $9,291,400 at December 31, 2004 and $8,218,000 at December 31, 2003, and consisted primarily of temporary differences arising from the net operating loss carryforwards, depreciation, and accrued liabilities deductible in the future. All such assets are fully reserved due to the uncertainty of their realization. The valuation allowance increased $1,073,400 and $598,000 for the years ended December 31, 2004 and 2003, respectively. The Company has federal net operating loss carryforwards available at December 31, 2004 of approximately $20,200,000, which begin expiring in 2019. In addition, the Company has California net operating loss carryforwards of approximately $15,200,000, which begin expiring in 2006

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004 and 2003

NOTE F — STOCK OPTION PLAN

The 1999 Equity Incentive Plan (“Plan”) allows for the issuance of incentive stock options and non-qualified stock options to purchase shares of the Company’s common stock. The Plan has authorized 5,067,876 shares of which 2,483,390 remain available for issuance in connection with option grants at December 31, 2004. Under the Plan, incentive stock options may be granted to employees, directors, and officers of the Company and non-qualified stock options may be granted to consultants, employees, directors, and officers of the Company. Options granted under the plan are for periods not to exceed ten years, and must be issued at prices not less than 100 percent of the fair market value of the stock on the date of grant. Options granted to shareholders who own greater than 10 percent of the outstanding stock are for periods not to exceed 5 years. Option exercise prices at the time of grant are equal to the fair value of the common stock, as determined by the Board of Directors. Options granted under the Plan generally vest within 4 years.

		Weighted
		Average
		Exercise
	Shares	Price
Balance at December 31, 2002	1,356,016	$.24

Granted	486,589	.24
Cancelled	(144,436)	.16
Exercised	(12,097)	.27

Balance at December 31, 2003	1,686,072	.24

Granted	738,000	.10
Cancelled	(457,642)	.17
Exercised	(28,212)	.10

Balance at December 31, 2004	1,938,218	$.20

NOTE F — STOCK OPTION PLAN (continued)

The following table summarizes information about the stock options outstanding as of December 31, 2004.

Outstanding				Exercisable
Weighted
		Weighted	Average		Weighted
Range of		Average	Remaining		Average
Exercise	Number	Exercise	Contractual	Number	Exercise
Prices	Outstanding	Price	Term	Exercisable	Price
$.08-$.13	719,000	$0.10	9.31	91,843	$0.10
$0.27	1,219,218	$0.27	7.62	827,877	$0.29

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004 and 2003

NOTE G — COMMITMENTS

Operating and Capital Leases

The Company leases its office space and certain equipment under various noncancelable operating and capital lease agreements expiring through 2007 Future minimum lease payments under these noncancelable operating and capital leases are as follows for the years ending December 31:

	Operating	Capital
2005	$172,217	$72,045
2006	162,192	66,415
2007	—	16,996

Total	334,409	155,456

Less interest	—	13,018

	$334,409	$142,438

During the year ended December 31, 2004 assets purchased under capital leases totaled $127,594. Total rental expense was $172,235 for 2004 and $208,536 for 2003.

Standby letter of credit

A letter of credit was issued by the Company to the landlord as additional security for the performance of the Company under the office lease agreement. The amount of the letter of credit was $72,000 at December 31, 2004 and is backed by a $72,000 certificate of deposit, which is included in other assets as restricted cash.

NOTE H – STOCKHOLDERS’ EQUITY

Preferred Stock

In 1999 and 2000, the Company issued 1,008,334 shares of its Series A Preferred Stock at $3.96694 per share for total proceeds of $4,000,000 and 1,935,169 of its Series B Preferred Stock at $7.74 per share for total proceeds of $14,981,229. Dividends, payable at 8 percent per annum, shall be paid only when declared by the Board of Directors and shall be non-cumulative. Each share of Series A and B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which such shares of preferred stock could be converted. Series A and Series B Preferred Stock are convertible into common stock on a three-for-one basis. Series A and Series B Preferred Stock have an anti-dilution provision whereby the Series A and Series B conversion price would be adjusted. In the event of liquidation, the holders of preferred stock shall be entitled to be paid, out of assets of the Company, an amount per share of preferred stock equal to the original issue price plus all declared and unpaid dividends. All outstanding shares of preferred stock shall be automatically converted into common stock in the event of a public offering, with all declared and unpaid dividends becoming due.

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004 and 2003

NOTE H – STOCKHOLDERS’ EQUITY (continued)

In July 2003, the Company sold 2,017,210 shares of its Series C Preferred Stock at $0.4997 per share for net proceeds, after issuance costs, of $961,843. Dividends, payable at 8 percent per annum, shall be paid only when declared by the Board of Directors and shall be non-cumulative. Each share of preferred stock has voting rights and powers equal to the voting rights and powers of the common stock. Series C Preferred Stock is convertible into common stock on a one-for-one basis. In the event of liquidation, the holders of Series C Preferred Stock shall be entitled to be paid, out of assets of the Company, an amount per share of preferred stock equal to the original issue price plus all declared and unpaid dividends. All outstanding shares of Series C Preferred Stock shall be automatically converted into common stock in the event of a public offering, with all declared and unpaid dividends becoming due.

NOTE I – NOTES RECEIVABLE FROM STOCKHOLDERS

In 2001 the Company sold 60,000 shares of common stock to employees at $0.26667 per share for total proceeds of $16,000 in exchange for full-recourse promissory notes. The notes are secured by the underlying common stock, bear interest at rates that are not less than the minimum rates established pursuant to Section 1274(d) of the Internal Revenue Code, with interest due at maturity unless otherwise determined by the Board of Directors. The principal payments are due within 5 years of the date of the note. The Company repurchased 27,563 shares of common stock in 2002 in exchange for forgiveness certain of the notes. During 2004 and 2003, the Company received payments on certain of these notes receivable totaling $13,031 and $4,856, respectively.

NOTE J – 401(k) PLAN

The Company has adopted the Avivo Corporation 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”). Employees of the Company who have reached the age of 21 may participate in the 401(k) Plan. Employees participating in the 401(k) Plan may elect to defer a portion of their compensation, up to the maximum allowed by law, and to have such salary deferrals contributed to their 401(k) Plan accounts. Each year the Company may contribute to the 401(k) Plan, at its discretion, an amount of matching contributions. In addition, the Company may contribute an additional discretionary amount to the 401(k) Plan on an annual basis. During 2004 and 2003, the Company made contributions of $2,325 and $2,335 respectively, to the 401(k) Plan.

NOTE K – NOTES PAYABLE – RELATED PARTY

As of December 31, 2004, the Company has a promissory note to a shareholder of the Company for $95,000, bearing interest at 4.52%, which initially had a maturity date of December 15, 2002, and was amended in July 2003 to extend the maturity date until July 1, 2004. The full amount of the note was paid, subsequent to year-end.

As of December 31, 2004, the Company has promissory notes to 8 employees of the Company for $161,666 bearing interest at 10%. The notes are due at various dates during 2005.

NOTE L – RELATED PARTY TRANSACTION

In 2004, the Company made a payment of $77,790 to the member of the Board of Directors for consulting services.

Avivo Corporation dba Atomz

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2004 and 2003

NOTE M – SUBSEQUENT EVENT

On February 8, 2005 the Company and WebSideStory, Inc., a provider of on-demand web analytics, simultaneously announced an agreement for WebSideStory to acquire Avivo Corporation (Atomz). Under the terms of the agreement, WebSideStory will issue approximately 3.1 million shares of its common stock and options to purchase common stock and will pay approximately $4.3 million in cash, in exchange for the outstanding capital stock and options of Atomz. Approximately nineteen percent of the common stock and cash will be held in escrow for a fifteen-month period (with a portion extended to up to twenty-four months) following closing to satisfy possible indemnification claims. Atomz shareholders also have the right to receive an earn-out payment based on achievement of certain revenues by Atomz in the fifteen-month period following the closing. Upon completion of the transaction, Atomz will merge with and into a subsidiary of WebSideStory. The transaction has been unanimously approved by the boards of directors of both companies and is subject to customary closing conditions, including receipt of a determination by the Commissioner of the California Department of Corporations as to the fairness of the transaction.